SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                   Yahoo! Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Lucian A. Bebchuk
                              Frank J. Biondi, Jr.
                                 John H. Chapple
                                   Mark Cuban
                                    Adam Dell
                                Keith A. Meister
                                 Edward H. Meyer
                                 Brian S. Posner
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                                Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
                               Vincent J. Intrieri
                                 David Schechter
                                    Mayu Sris
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

On July 14, 2008, Carl C. Icahn and affiliates filed their definitive Proxy Statement and are including the attached letter to Yahoo! stockholders with their proxy materials.

ON JULY 14, 2008, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE
DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF YAHOO! INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. THE
DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT JULY 14, 2008.

                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                         HIGH RIVER LIMITED PARTNERSHIP
                          767 FIFTH AVENUE, 47TH FLOOR
                            NEW YORK, NEW YORK 10153
                               TEL (212) 702-4300

                                  July 12, 2008

Dear Fellow Yahoo! Shareholders:

We are significant shareholders of Yahoo! Inc. with an investment of approximately 4.98% of the company's outstanding common shares. We believe that NOW IS THE TIME TO ENTER INTO A SIGNIFICANT TRANSACTION WITH MICROSOFT. To that end, we have nominated nine directors to replace Yahoo's current board. We urge you to read the enclosed proxy statement and vote the GOLD proxy card in favor of our nominees.

As you may have read in the news, during the past two weeks I have spoken frequently with Steve Ballmer, CEO of Microsoft, about my desire to have Microsoft acquire Yahoo. In those conversations, Mr. Ballmer stated that he would be interested in discussing a major transaction with Yahoo, such as either a transaction to purchase the "Search" function with large financial guarantees or, in the alternative, purchasing the whole company. However, Mr Ballmer indicated that, due to his experiences with Yahoo during the past several months, he could not negotiate any transaction with the current board. Mr. Ballmer explained that if a transaction were to be consummated, Microsoft would be guaranteeing a great deal of capital at closing, but a transaction could take at least nine months and perhaps longer to close due to the necessity of obtaining the necessary regulatory clearances. Mr. Ballmer stated that if the current board and management team of Yahoo were to mismanage the company during that period - a risk that Microsoft perceives to be quite high - Microsoft's money would be at risk and a great deal could be lost. However, Steve made it clear to me that if a new board consisting of my nominees were to be elected, Microsoft would be willing to enter into discussions regarding a transaction immediately. If and when elected, I strongly believe that in very short order the new board would, subject to its fiduciary duties, be presenting to shareholders either a purchase offer for the whole company or a very attractive offer to purchase "Search" with large guarantees.

Our company is now moving toward a precipice. It is currently losing market share in its "Search" function, our current Board has failed to bring in a talented and experienced CEO to replace Jerry Yang and return Jerry to his role as Chief Yahoo, and currently it is witnessing a meaningful exodus of talent. It is no secret that Google (which hired a great operator as CEO) continues to dramatically outperform Yahoo. According to publicly available information, Google's income from operations grew 59% per year over the last two years while Yahoo's shrank 21% per year.

                            IT IS TIME FOR A CHANGE!

DURING  THE NEXT FEW WEEKS YOU WILL BE HEARING  FROM US ABOUT HOW THESE  CHANGES
CAN BE EFFECTUATED AND A TRANSACTION STRUCTURED TO ENHANCE VALUE FOR ALL SHAREHOLDERS. STAY TUNED.

                         PLEASE VOTE THE GOLD PROXY CARD

Your vote is important. Instructions for voting your Yahoo shares by Internet, telephone or mail are enclosed, along with your GOLD proxy card or voting instruction form and postage-paid return envelope. Please act at your earliest convenience.

If you've already signed and returned Yahoo's WHITE proxy card, you can revoke that vote and cast a new vote by completing, signing, dating and mailing the enclosed GOLD proxy card today.

If your shares of Yahoo Common Stock are held for you by a broker or bank, only your broker or banker can vote your shares and only after receiving your specific instructions. In that case, you are asked to complete, sign, date and mail the enclosed voting instruction form today. Please do so for each account you maintain.

If you need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 800-859-8509.

Thank you for your patience, cooperation and support.

Sincerely,


CARL C. ICAHN